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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65365 and No. 333-68488) of National Equipment Services, Inc. and its subsidiaries of our report dated April 15, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. PricewaterhouseCoopers LLP

Chicago, Illinois
April 15, 2003

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  Exhibit 23.1